Exhibit 99.1

One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone (805) 447-4587 Fax (805) 499-3507 www.Amgen.com
News Release

AMGEN UPDATES 2007 ADJUSTED EPS GUIDANCE AND

OUTLINES 2008 EXPENSE OUTLOOK AT THE JP MORGAN

HEALTHCARE CONFERENCE

THOUSAND OAKS, Calif. (Jan. 8, 2007) – Amgen (NASDAQ:AMGN) Chairman and Chief Executive Officer Kevin Sharer in a presentation to investors at today’s JP Morgan Healthcare Conference, said that, despite regulatory and reimbursement changes affecting sales of Erythropoiesis Stimulating Agent (ESA) products, the Company expects 2007 adjusted earnings per share (EPS) to be above its previously announced (Oct. 24, 2007) guidance range of $4.13 - $4.23, and close to the low end of the Company’s Jan. 25, 2007 adjusted EPS guidance of $4.30 - $4.50, excluding stock option expense and certain other expenses. Sharer stated that ESA revenue is currently stable, but acknowledged that the ESA dialogue is not over and 2008 may bear further changes. The Company also announced it expects the rest of its marketed products to come in at or slightly above its October internal projections for the full year.

Additionally at the conference, Sharer reported that Amgen advanced 13 new molecules into development in 2007, and that 10 molecules are planned to move into mid-stage trials in 2008.

Amgen reported it has effectively implemented cost actions, including reducing staff by approximately 13 percent. The Company provided an outlook for adjusted 2008 expenses, including that:

•	Amgen is on track to deliver announced restructuring cost savings;

•	Cost of Sales as a percent of sales will be similar to the third quarter of 2007;

•	Research and Development expenses as a percentage of sales will decline slightly versus 2006 levels; and

•

Sales, General and Administrative (SG&A) expenses, excluding the Wyeth profit share, are expected to be slightly lower than 2006; due to increased Enbrel® sales, Wyeth profit share is expected to be approximately one third of SG&A in 2008 versus approximately one fourth in 2006.

Sharer said that the Company continues to work closely with the U.S. Food and Drug Administration (FDA) and other regulatory agencies to explore the risks and benefits of ESAs. The Company is committed to full transparency and to ensuring that the information contained in its labels accurately reflects the current state of knowledge about the safety of these important products.

AMGEN UPDATES 2007 ADJUSTED EPS GUIDANCE AND OUTLINES 2008 EXPENSE OUTLOOK AT THE JP MORGAN HEALTHCARE CONFERENCE

As previously announced, the Company has posted in the Investors section of the Company’s Web site (www.amgen.com/investors) a slide presentation related to its presentation at JP Morgan Healthcare Conference; additionally, a rebroadcast of the audio webcast will be available.

Forward Looking Statement

This news release contains forward-looking statements that involve significant risks and uncertainties, including those discussed below and others that can be found in our Form 10-K for the year ended Dec. 31, 2006, and in our periodic reports on Form 10-Q and Form 8-K. Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. The Company’s results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments (domestic or foreign) involving current and future products, sales growth of recently launched products, competition from other products (domestic or foreign) and difficulties or delays in manufacturing our products. In addition, sales of our products are affected by reimbursement policies imposed by third-party payors, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and health care cost containment as well as U.S. legislation affecting pharmaceutical pricing and reimbursement. Government and others’ regulations and reimbursement policies may affect the development, usage and pricing of our products. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors. We depend on third parties for a significant portion of our manufacturing capacity for the supply of certain of our current and future products and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to some of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers.

AMGEN UPDATES 2007 ADJUSTED EPS GUIDANCE AND OUTLINES 2008 EXPENSE OUTLOOK AT THE JP MORGAN HEALTHCARE CONFERENCE

About Amgen

Amgen discovers, develops and delivers innovative human therapeutics. A biotechnology pioneer since 1980, Amgen was one of the first companies to realize the new science’s promise by bringing safe and effective medicines from lab, to manufacturing plant, to patient. Amgen therapeutics have changed the practice of medicine, helping millions of people around the world in the fight against cancer, kidney disease, rheumatoid arthritis, and other serious illnesses. With a deep and broad pipeline of potential new medicines, Amgen remains committed to advancing science to dramatically improve people’s lives. To learn more about our pioneering science and our vital medicines, visit www.amgen.com.

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CONTACT: Amgen, Thousand Oaks

David Polk, 805-447-4613 or 805-490-0661 (media)

Arvind Sood, 805-447-1060 (investors)

AMGEN UPDATES 2007 ADJUSTED EPS GUIDANCE AND OUTLINES 2008 EXPENSE OUTLOOK AT THE JP MORGAN HEALTHCARE CONFERENCE

Amgen Inc.

Reconciliation of “Adjusted” Earnings Per Share Guidance to GAAP

Earnings Per Share Guidance for the Year Ending December 31, 2007

			2007
“Adjusted” earnings per share guidance - excluding stock option expense	(a	)	$ 4.13 - $4.23
Known adjustments to arrive at GAAP earnings:
Restructuring costs	(b	)	(0.51) - (0.53)
Write-off of Alantos and Ilypsa acquired in-process research & development	(c	)	(0.53)
Amortization of acquired intangible assets, product technology rights	(d	)	(0.16)
Stock option expense	(e	)	(0.10) - (0.12)
Tax settlement	(f	)	0.08
Write-off of excess inventory	(g	)	(0.07)
Amortization of acquired intangible assets, R&D technology rights	(h	)	(0.04)
Write-off the cost of a semi-completed manufacturing asset	(i	)	(0.03)
Write-off of deferred financing and related costs	(j	)	(0.03)
Other merger-related expenses	(k	)	(0.02)

GAAP earnings per share guidance			$ 2.68 - $2.82

(a)	On January 8, 2008, the Company stated that it expects 2007 adjusted earnings per share (“EPS”) to be above its previously announced (October 24, 2007) guidance range of $4.13 - $4.23, and close to the low end of the Company’s January 25, 2007 adjusted EPS guidance of $4.30 - $4.50, excluding stock option expense and certain other expenses.

(b)	To exclude restructuring related costs including asset impairment charges, accelerated depreciation, loss accruals for certain leases and staff separation costs.

(c)	To exclude the non-cash expense associated with writing-off the acquired IPR&D related to the acquisitions of Alantos Pharmaceuticals Holding, Inc. (“Alantos”) and Ilypsa, Inc. (“Ilypsa”).

(d)	To exclude the ongoing, non-cash amortization of acquired product technology rights, primarily ENBREL, related to the Immunex acquisition.

(e)	To exclude the estimated stock option expense associated with Amgen’s adoption of SFAS No. 123R.

(f)	To exclude the income tax benefit recognized as the result of resolving certain non-routine transfer pricing issues with the Internal Revenue Service for prior periods.

(g)	To exclude the write-off of inventory principally due to changing regulatory and reimbursement environments.

(h)	To exclude the ongoing, non-cash amortization of the Research & Development technology intangible assets acquired with the Abgenix and Avidia acquisitions.

(i)	To exclude the impact of writing-off the cost of a semi-completed manufacturing asset that will not be used due to a change in manufacturing strategy.

(j)	To exclude the pro rata portion of the deferred financing and related costs that were immediately charged to interest expense as a result of certain holders of the convertible notes due in 2032 exercising their March 1, 2007 put option and the related convertible notes being repaid in cash.

(k)	To exclude other merger related expenses incurred due to the Tularik, Abgenix, Avidia, Alantos and Ilypsa acquisitions.

AMGEN UPDATES 2007 ADJUSTED EPS GUIDANCE AND OUTLINES 2008 EXPENSE OUTLOOK AT THE JP MORGAN HEALTHCARE CONFERENCE

Amgen Inc.

Reconciliation of GAAP to “Adjusted” Cost of Sales

(In millions)

(Unaudited)

Three Months Ended September 30, 2007
	GAAP COS	Adjustments		“Adjusted” COS
Cost of sales (“COS”) (excludes amortization of acquired intangible assets)	$792	$(4	)(a)	$585
		(113	)(b)
		(90	)(c)

(a)	To exclude the impact of stock option expense recorded in accordance with SFAS No. 123R.

(b)	The following table summarizes the (expense)/income amounts impacting COS related to the restructuring plan:

Separation costs	$1	To exclude the reversal of previously accrued expenses for bonuses and stock-based compensation awards, which was forfeited as a result of the employees’ termination.

Asset impairment	(4)	To exclude asset impairment charges incurred in connection with the rationalization of our worldwide manufacturing operations.

Accelerated depreciation	(110)	To exclude accelerated depreciation resulting from our decision to accelerate the closure of one of our ENBREL commercial bulk production operations in connection with the rationalization of our worldwide network of manufacturing facilities. The amount represents the excess of accelerated depreciation expense over the depreciation that would otherwise have been recorded if there were no plans to accelerate the closure of this manufacturing operation.

Total	$(113)

(c)	To exclude the write-off of inventory principally due to regulatory and reimbursement developments.

AMGEN UPDATES 2007 ADJUSTED EPS GUIDANCE AND OUTLINES 2008 EXPENSE OUTLOOK AT THE JP MORGAN HEALTHCARE CONFERENCE

Amgen Inc.

Reconciliation of Selected GAAP Operating Expense Amounts to “Adjusted” Amounts

(In millions)

(Unaudited)

Year Ended December 31, 2006
	GAAP	Adjustments		“Adjusted”
Selected operating expenses:
Research and development	$3,366	$(104	)(a)	$3,191
		(16	)(b)
		(48	)(c)
		(7	)(d)
Selling, general and administrative	3,366	(120	)(a)	3,234
		(7	)(b)
		(4	)(d)
		(1	)(e)

(a)	To exclude the impact of stock option expense recorded in accordance with SFAS No. 123R.

(b)	To exclude merger related expenses incurred due to the Abgenix acquisition, primarily related to incremental costs associated with retention and/or recording inventory acquired at fair value which is in excess of our standard cost.

(c)	To exclude the ongoing, non-cash amortization of the intangible asset, XenoMouse® technology, acquired with the Abgenix acquisition.

(d)	To exclude merger related expenses incurred due to the Tularik Inc. acquisition, primarily related to incremental costs associated with retention and/or integration.

(e)	To exclude merger related expenses incurred due to the Avidia acquisition, primarily related to incremental costs associated with integration.